                                                  Exhibit 11
                                                      to
                                        Form 10-Q for the Quarterly
                                        Period Ended March 31, 1996



                              CINCINNATI BELL INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
       Dollars in millions, except per share amounts; shares in thousands
                                  (Unaudited)


                                                          For the Three Months
                                                             Ended March 31,
                                                          ---------------------
                                                             1996        1995
                                                          ---------    --------
Net income (loss) . . . . . . . . . . . . . . . . . . .      $ 41.7      $(59.6)

Weighted average common shares outstanding  . . . . . .      66,872      66,046

Common share conversions applicable to
  common share options  . . . . . . . . . . . . . . . .       1,889         173
                                                          ---------    --------

Total number of shares for computing primary
  and fully diluted earnings per common share . . . . .      68,761      66,219

EARNINGS (LOSS) PER COMMON SHARE

As reported
     Net income (loss)  . . . . . . . . . . . . . . . .      $  .62      $ (.90)
                                                          ---------    --------
                                                          ---------    --------

Primary
     Net income (loss)  . . . . . . . . . . . . . . . .      $  .61      $ (.90)
                                                          ---------    --------
                                                          ---------    --------

Fully Diluted
     Net income (loss)  . . . . . . . . . . . . . . . .      $  .61      $ (.90)
                                                          ---------    --------
                                                          ---------    --------


Earnings (loss) per common share for the three months ended March 31, 1996 and 1995 as reported in the Consolidated Statements of Income were based on the weighted average common shares outstanding for the respective periods. Primary and fully diluted earnings (loss) per common share were not shown in the Consolidated Statements of Income as they differ from the reported earnings
(loss) per common share by less than three percent or are anti-dilutive.